SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2010

Communication Intelligence Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19301	94-2790442
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of Principal Executive Offices)

(Zip Code)

(650) 802-7888
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements with certain officers

Communication Intelligence Corporation (“CIC”) is pleased to announce that, effective July 28, 2010, Brian K. Watson has been named VP-Product Development.  Russel Davis, Vice President-Product Development & CTO of CIC has resigned to pursue other interests, effective as of July 28, 2010.

Mr. Watson has over twenty years of experience managing and leading technology teams in biometrics, handheld devices, hosted and SaaS based software solutions. He has extensive experience in financial and healthcare industries and held positions in both high tech startups and fortune 500 companies.  His prior positions include Director- Engineering at Solidus Networks (Pay By Touch), the pioneer in deploying hosted biometric authentication and payment solutions for retail stores,  Director-Quality Assurance at IPIN, a leader in enabling a complete digital commerce experience through managed services that allow multi-channel payments, settlement and service lifecycle management, Senior Technical Architect for McKesson, a leading provider of healthcare IT software solutions automating the business process, and Practice Manager with KPMG Peat Marwick, leading consulting efforts on IT processes.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2010	Communication Intelligence Corporation

	By:	/s/ Francis V. Dane

Francis V. Dane
Chief Financial Officer